Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-218504, 333-225158, 333-225163 and 333-239080 on Form F-3 and Registration Statement Nos. 333-196622, 333-203042, 333-227082, 333-229760 and 333-234696 on Form S-8 of our reports dated February 26, 2021, relating to the financial statements of Brookfield Property Partners L.P. (the “Partnership”) and the effectiveness of the Partnership’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
February 26, 2021